UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                  SCHEDULE 14C
                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:

X        Preliminary Information Statement
__       Definitive Information Statement
__ Confidential, for use of the Commission Only (as permitted by Rule 14c-5(d)(2))

                         SENTEX SENSING TECHNOLOGY, INC.
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

__       No fee required
X Fee computed on table below per Exchange Act Rules 14c-5(g) and 240.0-11.

         (1) Title of each class of securities to which transaction applies:
             Common Shares (No Par Value) of Sentex Sensing Technology, Inc.

         (2) Aggregate number of securities to which the transaction applies:
             96,235,089 common shares

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act ss.240.0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
             $0.05 per share

         (4) Proposed maximum aggregate value of transaction: $4,811,754.45

         (5) Total fee paid: $514.86

__       Fee paid previously with preliminary materials
__ Check box if any part of the fee is offset as provided by Exchange Act Rule ss.240.0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount previously paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date Filed:

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


                  INFORMATION STATEMENT PURSUANT TO SECTION 14
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER


                         SENTEX SENSING TECHNOLOGY, INC.
                              1801 East 9th Street
                              Cleveland, Ohio 44114

                                 Cleveland, Ohio
                              [__________ __, 2006]

This information statement has been mailed on or about [_________ __, 2006], to the shareholders of record on July 3, 2006 (the "Record Date") of Sentex Sensing Technology, Inc., a New Jersey corporation (the "Company" or "Sentex") in connection with certain actions approved by the written consent of the majority shareholders of the Company, dated as of July 24, 2006. The actions approved pursuant to the written consent are expected to be taken on or about [__________ ___, 2006], 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY. THE ACTIONS DESCRIBED HEREIN HAVE ALREADY BEEN APPROVED BY WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF THE OUTSTANDING COMMON SHARES. A VOTE OF THE REMAINING SHAREHOLDERS IS NOT NECESSARY.

SUMMARY TERM SHEET

Below, in bullet point format, are the most material terms of the proposed transactions. Capitalized terms are defined elsewhere in this Information Statement.

     o Sentex and SecITV entered into a distribution agreement under which Sentex will obtain the exclusive rights to market SecITV products using its technology for a fifty-year term.
     o In exchange for distribution rights, and under a share issuance and corporate governance agreement, 69,082,924 Sentex common shares will be issued, at the direction of SecITV to 1stMF (the majority shareholder of SecITV) and 27,000,000 Sentex common shares will be issued to two financial advisors who assisted with the transaction and will provide other services. Mr. Rubinstein, directly and indirectly, beneficially owns 100% of the capital stock of SecITV.
     o 1stMF will have demand registration rights with respect to up to 100,000,000 Sentex common shares that it receives, and piggyback registration rights with respect to its Sentex common shares.
     o The financial advisors have committed to raise additional funding for Sentex on a best-efforts basis, and of this additional funding, one option is for approximately $60,000 to be raised through the sale of 1,000,000 Sentex common shares held by Mr. Kendall. The proceeds from this sale will be paid to Sentex in exchange for its agreement to issue 1,000,000 common shares to Mr. Kendall by November 16, 2006.

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

     o Within 180 days of the closing of the share issuances to 1stMF and the financial advisors, Mr. Kendall will also have the right to sell 40,000,000 of the Sentex common shares beneficially owned by him, either to Mr. Rubinstein or to other investors, for a purchase price of $0.05 per share, or an aggregate of $2,000,000. If such shares are sold to Mr. Rubinstein or entities affiliated with him, Mr. Rubinstein would then beneficially own approximately 52% of the issued and outstanding shares of Sentex.
     o Alternatively, Mr. Kendall may decide to retain the 40,000,000 shares for an additional 18 months and instead sell them at a price of $0.08 per share, for an aggregate purchase price of $3,200,000, at such later date.
     o Mr. Kendall will also contribute $4,000,000 of the debt owed to him by Sentex, which debt will be sold to investors as arranged by SecITV for proceeds to be used by Sentex as working capital. These sales are expected to be private sales. After Mr. Kendall's 40,000,000 shares have been sold as discussed above, two-thirds of the remaining $3,500,000 of Sentex debt held by Mr. Kendall will be assigned and transferred on a monthly basis over a three-year period to Mr. Rubinstein and the financial advisors on a prorata basis.
     o Following the closing, Mr. Rubinstein and Mr. Kendall will enter into employment agreements pursuant to which Mr. Rubinstein will be the president and Mr. Kendall will be the Treasurer and Chairman of the Board of Sentex, and the parties agree to elect Messrs. Rubinstein and Kendall as its sole directors.
     o Pursuant to the employment agreement, Mr. Kendall will serve as the Chairman of the Board until the earlier to occur of his death, permanent disability or the completion of two years from the execution of the employment agreement.
     o Upon the sale of Mr. Kendall's 40,000,000 shares, Mr. Rubinstein will become Sentex's Chief Executive Officer.

PARTIES TO THE TRANSACTIONS

SENTEX SENSING TECHNOLOGY, INC., A NEW JERSEY CORPORATION. Sentex's (www.sentextech.com) executive offices are located at 1801 East 9th Street, Suite 1510, Cleveland, Ohio 44114, and the phone number is (216) 687-0289. Sentex is a corporation duly organized in 1980 in the state of New Jersey. It originally designed, manufactured and marketed sensor technology equipment, and subsequently computer equipment. It has had no significant operations since July of 2001.

SECURITY IT VISION, INC., AN OREGON CORPORATION ("SecITV"). SecITV's (www.secitv.com) executive offices are located at 1380 Lead Hill Blvd., Suite 106, Roseville, California 95661, and its phone number is (916) 774-1736. SecITV is head company of Astro Datensysteme AG ("Astro") (www.astro.de) which is a major International accredited Biometrics technology provider. Astro was the first company in the market which brought biometrics security to a commercial success. SECITV has partners and clients on the Fortune 100 listing.

BALMORAL FINANCIAL SERVICES COMPANIES, AN OHIO CORPORATION ("Balmoral"). Balmoral's executive offices are located at 7118 Dublin Road, Dublin, Ohio 43017, and its phone number is (614)792-8456. Balmoral (www.balmoralfinancial.com) is a niche financial services company which has been in operation since 1986. Balmoral provides private entrepreneurs and public companies M & A, Bank Guarantees, Documentary Credit, International Promissory Notes, and PIPE financing. Balmoral works in 20 countries with five satellite offices with financial institutions in Emerging Markets like Eastern Europe and the Former Soviet Union (FSU), and places these transactions with American Companies.

VIEWPOINT TECHNOLOGY, INC., AN OHIO CORPORATION ("Viewpoint"). Viewpoint's (www.balmoralfinancial.com/viewpoint) executive offices are located at 7118 Dublin Road, Dublin, Ohio 43017, and its phone number is (614)792-8456. Viewpoint is an Ohio corporation incorporated in 1998. It originally was owned by European and American investors for IT, laser, communications and other emerging technology investing. It looks for seed-stage and early-stage technology ventures. Viewpoint invests in extraordinary entrepreneurs who have the ability to build great teams and great companies. Viewpoint deals with both public and private deals and has Holland and Czech Republic selling groups.

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

TERMS OF THE TRANSACTIONS

On July 19, 2006, Sentex and SecITV, entered into an exclusive distribution agreement (the "Distribution Agreement") with SecITV, a biometrics technology provider. A copy of the Distribution Agreement is attached hereto as Exhibit A.

The Distribution Agreement gives Sentex, effective as of the Closing (as defined below), the exclusive world-wide rights over the fifty-year term of the Distribution Agreement to market SecITV technology to end users in the biometric and security product arena based on Fingerprint Identification, Face Recognition and Voice Recognition technology. SecITV will receive a fee from Sentex equal to 5% of the net manufacturing cost to Sentex if any products using SecITV's technology are manufactured by Sentex. If Sentex purchases the products from SecITV, then Sentex may resell the products to its customers at any price it determines. The exclusive distribution rights were granted in exchange for 69,082,924 Sentex common shares issued, at the direction of SecITV, to 1stMF, the majority shareholder of SecITV, and 27,000,000 Sentex common shares issued to the Financial Advisors (as defined below) and other terms and conditions set forth in a share issuance and corporate governance agreement (the "SICG Agreement") entered into on July 19, 2006 among Sentex, SecITV, Henrik Rubinstein (who directly and indirectly beneficially owns 100% of the capital stock of SecITV), Robert Kendall (the President of Sentex and significant beneficial owner of Sentex common shares), Balmoral, and Viewpoint (together with Balmoral, the "Financial Advisors"). A copy of the SICG Agreement is attached hereto as Exhibit B.

Pursuant to the SICG Agreement, at the Closing, Sentex will issue the 69,082,924 Sentex common shares, at the direction of SecITV to 1st Management Finance, Inc., a 90% shareholder of SecITV wholly owned by Mr. Rubinstein ("1stMF"). Mr. Rubinstein owns directly the other 10% of the capital stock of SecITV. Such shares will represent approximately 35% of the issued and outstanding shares of Sentex (taking into account the issuance of shares to the Financial Advisors described below), based on the number of shares outstanding on the date hereof. 1stMF will have demand registration rights with respect to up to 100,000,000 Sentex common shares that it may own from time to time and piggyback registration rights with respect to its Sentex common shares, as well as any Sentex common shares issued to other SecITV affiliates under the SICG Agreement, in any registration statement that Sentex files, in each case, for specified periods after the Closing.

The SICG Agreement also provides for additional financing and management arrangements for Sentex involving Mr. Kendall, Mr. Rubinstein and the Financial Advisors. At the Closing, Sentex will issue 15,000,000 common shares to Balmoral and 12,000,000 common shares to Viewpoint in exchange for services by the Financial Advisors to SecITV and Sentex which have already been provided and for which the rights to such shares have vested. The Financial Advisors will then hold approximately 14% of the issued and outstanding shares of Sentex (taking into account the issuance of shares to 1stMF described above), based on the number of shares outstanding on the date hereof. In addition, the Financial Advisors have committed to raise additional funding for Sentex on a best-efforts basis. Of this additional funding, approximately $60,000 is to be raised through the sale of 1,000,000 Sentex common shares held by Mr. Kendall, subject to the approval of Mr. Kendall's bank, which holds the shares as collateral. The proceeds from this sale will be paid to Sentex in exchange for its agreement to issue 1,000,000 common shares to Mr. Kendall by November 16, 2006. The Financial Advisors did not provide any reports, opinions or appraisals in connection with the transactions contemplated by the Distribution Agreement and the SICG Agreement.

Within 180 days of the Closing, Mr. Kendall will also have the right to sell 40,000,000 of the Sentex common shares beneficially owned by him (which includes the 1,000,000 shares discussed above), also subject to his bank's approval, either to Mr. Rubinstein or to other investors, as arranged by Mr. Rubinstein through a private transaction or a registered resale arrangement, for a purchase price of $0.05 per share, or an aggregate of $2,000,000. If such shares are sold to Mr. Rubinstein or entities affiliated with him, Mr. Rubinstein would then beneficially own approximately 52% of the issued and outstanding shares of Sentex (based on the number of shares outstanding on the date hereof and assuming the issuance of the shares to the Financial Advisors and an additional 1,000,000 shares are issued to Mr. Kendall). Alternatively, Mr. Kendall may in his sole discretion decide to retain the 40,000,000 shares for an additional 18 months and instead sell them at a price of $0.08 per share, for an aggregate purchase price of $3,200,000, at such later date. Mr. Kendall will retain his ownership of approximately 8,000,000 additional shares.

Mr. Kendall will also contribute $4,000,000 of the debt owed to him by Sentex, which debt will be sold to investors as arranged by SecITV for proceeds to be used by Sentex as working capital. The sale of the debt is expected to be to private interests. After Mr. Kendall's 40,000,000 shares have been sold as discussed above, two-thirds of the remaining $3,500,000 of Sentex debt held by Mr. Kendall will be distributed on a monthly basis over a three-year period to Mr. Rubinstein and the Financial Advisors, on a prorata basis.

Under the SICG Agreement, following the Closing, Mr. Rubinstein will be the President and Mr. Kendall will be the Chairman of the board and Treasurer of Sentex. The parties agree to elect Messrs. Rubinstein and Kendall as its sole directors following the Closing, with Mr. O'Leary resigning as a Director upon the election of Mr. Rubinstein. Mr. Rubinstein will enter into an employment agreement with Sentex following the Closing pursuant to which he will serve as the President. Additionally, Mr. Kendall will enter into an employment agreement with Sentex (the "Employment Agreement") pursuant to which he will serve as the Treasurer and Chairman of the board until the earlier to occur of his death, permanent disability, conviction of a crime resulting in at least one year of incarceration or the completion of two years from the execution of the Employment Agreement. Therefore, if not terminated earlier, Mr. Kendall will retire from Sentex not later than the end of the second fiscal year following the Closing. Mr. Kendall's annual base salary is still subject to negotiation. The Employment Agreement will also provide for one-year non-compete and confidentiality obligations. Upon the sale of Mr. Kendall's 40,000,000 shares, Mr. Rubinstein will become Sentex's Chief Executive Officer.

The Sentex common shares to be issued to 1stMF and the Financial Advisors are expected to be placed into escrow as soon as practicable and released at the Closing. The closing of the transactions contemplated by the Distribution Agreement and the SICG Agreement (the "Closing") will occur following receipt by the parties of all necessary approvals and submission of all required governmental filings, including the filing of this definitive information statement with the Securities and Exchange Commission ("SEC"). The transactions contemplated by the Distribution Agreement and the SICG Agreement have been approved by the parties' Boards of Directors and by a majority of the Sentex shareholders in an action by written consent.

REASONS FOR THE TRANSACTIONS

Sentex's Board of Directors considered various factors in approving the transactions, including:

     o the revenue prospects represented by the distribution rights to SecITV technology

     o   the background of Mr. Rubinstein and SecITV

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

     o   improved prospects of growth in an emerging market

     o   the need for an influx of working capital

     o   increased visibility in the financial community

     o   enhanced access to capital markets

MATERIAL DIFFERENCES IN THE RIGHTS OF SHAREHOLDERS AS A RESULT OF THE
TRANSACTION

The contemplated transactions will result in the issuance of an additional 96,235,089 common shares, which is nearly equal to the current issued and outstanding common shares. This issuance will initially result in a dilution of the Company's current shareholders' ownership interests on a per share basis of approximately 50%.

PAST CONTACTS, TRANSACTIONS, NEGOTIATIONS AND AGREEMENTS

There were no contacts, transactions, negotiations or agreements between Sentex and SecITV prior to being introduced for the purpose of discussing the proposed transactions. Sentex and SecITV were introduced by Rodney Kincaid in his capacity with the Financial Advisors in April of 2006. Since then, Sentex and SecITV have explored the possibilities of entering into a mutually beneficial arrangement, resulting in the contemplated transaction.

OUTSTANDING SHARES; VOTES PER SHARE; VOTE REQUIRED TO APPROVE THE TRANSACTIONS

The Company currently has 103,764,911 common shares issued and outstanding, each of which is entitled to one vote per share. There are no dividend or pre-emptive rights with regard to such shares. The contemplated transaction has been approved by written consent of the required holders of a majority of the issued and outstanding common shares as of July 24, 2006.

DISSENTER'S RIGHTS OF APPRAISAL

The shareholders have no dissenter's rights of appraisal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following sets forth certain information regarding the beneficial ownership of the Common Shares as of August 10, 2006 by each person who is known by the Company to own beneficially more than 5% of the outstanding Common Shares. Except as otherwise described in the notes below, the following beneficial owners have sole voting power and sole investment power with respect to all Common Shares set forth opposite their names.

-------------------------------------------------------------------------------
   NAME AND ADDRESS OF                AMOUNT OF
    BENEFICIAL OWNER               BENEFICIAL OWNER         PERCENTAGE
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
CPS Capital, Limited(1),(2)           47,719,814              45.99%
1801 East Ninth Street
Cleveland, Ohio 44114
-------------------------------------------------------------------------------

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(1) All common shares, other than 300,000 shares directly owned by Mr. Kendall, are held of record by CPS Capital, Ltd. or are beneficially owned by CPS Capital, Ltd. Mr. Kendall and his wife own 100% of the outstanding membership interests in CPS Capital, Ltd.

(2) CPS has sole voting and dispositive power with respect to 47,719,814 common shares. Mr. Kendall and his wife also are deemed to have sole voting and investment power over such shares and the shares held directly by Mr. Kendall.

The following sets forth certain information regarding the beneficial ownership of the Common Shares as of August 10, 2006 by: (a) the Company's Directors; and
(b) the Company's executive officers; and (c) the Company's executive officers and Directors as a group. Except as otherwise described in the notes below, the following beneficial owners have sole voting power and sole investment power with respect to all Common Shares set forth opposite their names.

------------------------------------------------------------------------------
         NAME AND ADDRESS OF          AMOUNT OF                     PERCENTAGE
          BENEFICIAL OWNER (1)    BENEFICIAL OWNER
------------------------------------------------------------------------------

------------------------------------------------------------------------------
      Robert S. Kendall (2),(3)      48,019,814                        46.28%
------------------------------------------------------------------------------

------------------------------------------------------------------------------
           James S. O'Leary             --                               --
------------------------------------------------------------------------------

------------------------------------------------------------------------------
           William R. Sprow             --                               --
------------------------------------------------------------------------------

------------------------------------------------------------------------------
     All Directors and Officers      48,717,314                        46.95%
           (as a  group)
------------------------------------------------------------------------------

(1) The name and address of each individual is listed in the table, except where otherwise indicated, is c/o Sentex Sensing Technology, Inc., 1801 East Ninth Street, Cleveland, Ohio 44114.

(2) Except for 300,000 common shares directly owned by Mr. Kendall, all shares owned beneficially by Mr. Kendall are held of record by CPS Capital, Ltd. or are beneficially owned by CPS Capital, Ltd. Mr. Kendall and his wife own 100% of the outstanding membership interests in CPS Capital, Ltd.

(3) CPS has sole voting and dispositive power with respect to 47,719,814 common shares. Mr. Kendall and his wife also are deemed to have sole voting and investment power over such shares and the shares held directly by Mr. Kendall.

CHANGE IN CONTROL

A change of control may occur pursuant to the transaction contemplated by the SICG Agreement, as more particularly described above under "Terms of the Transactions."

DIRECTORS AND EXECUTIVE OFFICERS

There are no material legal proceedings to which any director or executive officer (or individual proposed for election as a Director) of Sentex is a party adverse to Sentex or has a material interest adverse to Sentex.

The Directors and Executive Officers of the Company are as follows:

      Name                      Age      Position/Proposed Position
      ----                      ---      --------------------------

      Robert S. Kendall 67      Chairman, Current President and Treasurer
      James S. O'Leary  68      Director
      William R. Sprow  67      Controller
      Henrik Rubinstein 47      Nominee for Director and contemplated President

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ROBERT S. KENDALL has been the Chairman, President and Treasurer of the Company since March 1, 1996. He shall maintain his position as a duly elected director of the Company until such time as his successor is duly qualified and elected. He is also President and Chairman of CPS Capital, Limited, an investment company based in Cleveland. Until April 1996, he was also Chairman of the Board and founder of LDI Corporation, an asset leasing and technology services company which he, along with two others, founded in 1972. LDI was one of the largest independent lessors of technology and computer equipment in the United States. Mr. Kendall is also a general partner in NCP, Ltd., a real estate partnership actively engaged in investing, acquiring, financing and managing commercial, industrial and other properties. From 1969 to 1972, Mr. Kendall was branch manager at Victor Computer, a manufacturer and distributor of computer systems. From 1963 to 1969, he was a salesman, financial specialist and sales manager at Burroughs Corporation (now Unisys Corp.). Mr. Kendall graduated from Case Western Reserve University with a bachelor's degree in psychology in 1960, and attended graduate school at John Carroll University.

JAMES S. O'LEARY had been employed by Monitek since August 1982 and served as its Executive Vice President, Secretary and Treasurer since April 1987. The Company has retained his services and, from December 1996 through November 1998, he served as Vice President of Finance and Chief Financial Officer. In December 1998, Mr. O'Leary was elected as a Director and was appointed Chief Operating Officer of the Company. In September 1999, Mr. O'Leary resigned from his position as Chief Operating Officer but he remained a Director. He will resign his position as a duly elected Director of the Company upon the election of Mr. Rubinstein as a Director.

WILLIAM R. SPROW has served as the Chief Financial Officer of the Company since December 2001. He is responsible for all financial operations from day to day accounting, financial reporting, SEC report preparation and submission, and a variety of administrative responsibilities for all CPS companies, Sentex and Regency. He additionally handles IT administration issues for our own internal system. Mr. Sprow also serves as Controller of CPS Holding Company, Ltd., a related company that is responsible for energy purchasing and subsequent energy management for a variety of clients ranging from large Fortune 1000 clients to large public institutions. With over 38 years of related accounting and financial experience, Mr. Sprow served as Vice President, Finance of Borden Consumer Products, Canada from 1980 to 1985; as Controller and Operations Manager for Sherwin-Williams Canada from 1986 to 1993; in key management positions with a number of Northeast Ohio companies from 1995 to 1999.

HENRIK RUBINSTEIN has many years of experience as founder and managing director of Astro Datensysteme AG ("AD") and has acted as CEO of AD since 1989. Henrik holds a director position as well in SecITV. Additionally, Mr. Rubinstein is directly involved on the Board of Directors of 1stMF.

There are no family relationships among directors, executive officers, or persons nominated or chosen by Sentex to become directors or officers.

No Director, officer or nominated Director or officer, in the past five years, has been subject to any bankruptcy or similar activity, had any criminal conviction, been the subject to any order limiting involvement in any type of business, securities or banking activities, or been found as having violated a federal or state securities or commodities law. No Director, officer or nominated Director or officer has been a party, during the past five years to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding been, or is subject to, a judgment, decree or final order finding violations of or enjoining future violations of or prohibiting or mandating activities subject to federal or state securities laws.

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

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Kendall, as a director, executive officer and beneficial owner of more than five percent of the common shares of the Company, and Mr. Rubinstein, as a nominee for election as a director, have material interests in the proposed transactions, as more fully described under "Terms of the Transactions," set forth above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

No person who, at any time during the Company's most recent fiscal year, was a director, officer, or beneficial owner of more than ten percent of any class of equity securities of the Company failed to file, on a timely basis, any reports required by Section 16(a) of the Exchange Act during the most recent fiscal year.

COMMITTEES OF THE BOARD OF DIRECTORS

The Company does not have a standing audit, nominating or compensation committees of the Board of Directors, or committees performing similar functions due to the fact that the Company has not had any significant operations since 2001.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Neither the Company's Chief Executive Officer, nor any other executive officer's total compensation exceeded $100,000 for the fiscal year ended November 30, 2005.

Long-Term Compensation:

No long-term compensation was paid during the fiscal years ended November 30, 2005, 2004, or 2003 to any executive officer of the Company by way of restricted stock awards, options or stock appreciation rights, or other long-term incentive plans.

Stock Options:

The Company adopted the Sentex Sensing Technology, Inc. Stock Option Plan at a special meeting of its shareholders held on November 14, 1996. Under the Plan, the Company may grant different types of options covering up to 7,000,000 Common Shares to its existing and future directors, officers and employees. As of August 10, 2006, there were no Company stock options held by the directors or executive officers of the Company.

Director Compensation

There are no standard arrangements pursuant to which directors of Sentex are compensated for any services provided as directors.

Compensation Pursuant to Plans:

The Company has no plans pursuant to which cash or non-cash equivalents were paid during the fiscal years ended November 30, 2005, 2004, or 2003.

FINANCIAL AND OTHER INFORMATION

See Sentex and Subsidiaries' Consolidated Balance Sheet for the year ending November 30, 2005 (audited) and the Six Months ended May 31, 2006 (unaudited), Consolidated Statements of Operations for the Six Months ended May 31, 2005 (unaudited), and May 31, 2006 (unaudited), and Consolidated Statements of Cash Flow for the Six Months ended May 31, 2005 (unaudited) and May 31, 2006 (unaudited), set forth in the Company's most recent 10-QSB, filed July 14, 2006, incorporated by reference herein, and attached hereto as Exhibit C.

See Sentex and Subsidiaries' Consolidated Statements of Cash Flows for the years ended November 30, 2005 and 2004, set forth in the Company's Annual Report filed on Form 10-KSB/A, filed April 18, 2006, incorporated by reference herein, and attached hereto as Exhibit D.

See Sentex and Subsidiaries' Consolidated Balance Sheet for the year ended November 30, 2004, set forth in the Company's Annual Report filed on Form 10-KSB/A, filed July 22, 2005, incorporated by reference herein, and attached hereto as Exhibit E.

See Sentex and Subsidiaries' Consolidated Statements of Cash Flows for the year ended November 30, 2003, set forth in the Company's Annual Report filed on Form 10-KSB, filed May 6, 2004, incorporated by reference herein, and attached hereto as Exhibit F.


MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOUR" OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Certain statements in the Management's Discussion and Analysis of Financial Condition and Results of Operations and the Financial Statements included in this Information Statement constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These may include statements projecting, forecasting or estimating Company performance and industry trends. The achievement of the projections, forecasts or estimates is subject to certain risks and uncertainties. Actual results and events may differ materially from those projected, forecasted or estimated. The applicable risks and uncertainties include general economic and industry conditions that affect all business, as well as matters that are specific to the Company and the markets it serves.

Specific risks to the Company include an inability of the Company to finance its working capital needs. In light of this and other uncertainties, the inclusion of a forward-looking statement herein should not be regarded as a representation by the Company that the Company's plans and objectives will be achieved.

OVERVIEW

Our Future Business

On May 4, 2006 a press release was issued stating that the Company had signed a Memorandum of Understanding with SecITV to bring to the Company the existing biometric technology of Astro Datensystems AG/Security IT Vision. On July 19, 2006, Sentex and SecITV, entered into the Distribution Agreement and the SICG Agreement. SecITV develops and markets proprietary fingerprint, face recognition and voice recognition identification biometric technology and software solutions. It also delivers advanced identification solutions and information services to law enforcement departments, public safety agencies and other government and private sector customers.

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

SecITV pioneered the development of automated finger identification technology that can be used without the aid of non-automated methods of identification such as a personal identification, password, single sign on, token, smart card, ID card, credit card, passport, driver's license or other form of possession- or knowledge-based identification. This advanced biometric identification technology improves both the accuracy and speed of finger-based biometrics and is the only finger identification algorithm that has been used on Sun Solaris, Linux, Microsoft and several other embedded operating system platforms.

Since Astro/SecITV's inception in 1989, it has spent substantial time and effort in completing the development of what it believes is the most discriminating and effective finger and face biometric technology available. Recently, it has focused on multimodal solutions. During the past four years, SecITV's focus has shifted to marketing and selling this technology and completing strategic acquisitions that can help it leverage its capability to deliver identification solutions. With the strategic partnership in Sentex, SecITV intends to move this to a business model of exclusive distribution.

SecITV intends to build a direct sales force of professionals with substantial experience in selling technology-based solutions to government and corporate customers. It expects to add up to 150 qualified personnel after the Closing and raising capital.

After successful completion of the contemplated transactions, Sentex expects to have a 20-person research and development team for the development of new ASICS, Bio codes and Data Warehouse solutions. The face recognition team is expected to have a direct focus on multimodal solutions and the implementation of them in commodity products in the market. The voice recognition team is expected to act in parallel on a similar stream of multimodal combinations. The ASIC development is expected to bring a new device which will allow SecITV to bundle its current chips in higher speed and add more networking and Bluetooth performance. An integrated framegrabber is provided to get more features in commodity environments for multimodal face recognition.

Sentex is currently in discussions with several states in the United States for office facilities to headquarter the Company. The desire is to acquire approximately 22,000 square feet of operating space, and to provide incentives to garner up to $6,000,000 in seed funding to start the operations. Additionally we are in discussions with several institutional investors to acquire capital project funding of $30,000,000. The money will be needed for national identification card projects, prior to receiving additional financing.

Sentex is looking to acquire, after settlement of ongoing business, several patents relating to future automotive projects. These future automotive projects are subject to the receipt of additional required capital. It is contemplated that Sentex will develop a BIC (Biometric Internet Computer) Trust Center. The required server farms are under discussion and are expected to be purchased as soon as reasonable after the location of the headquarters is established.

Sentex will have some costs for its Postal Office and Shop POS (Point of Sale) Terminal development. The possibility of outsourcing the physical housing is currently being discussed in order to reduce production costs.

FINANCIAL CONDITION

Working Capital and Liquidity

During the last several fiscal years, the Company has incurred losses from operations. In addition, the Company's certified public accountants, Hausser + Taylor LLC, have included in their auditors' report, which covers the Company's financial statements for the years ended November 30, 2004 and November 30, 2005, a statement that the Company's recurring losses from operations raised substantial doubt about the Company's ability to continue as a going concern. For fiscal year 2004 and the year ended November 20, 2005, the Company sustained losses of approximately $781,000 and $377,000, respectively. These losses have had a substantial adverse effect on the working capital of the Company. The Company believes the contemplated transactions are expected to increase working capital and liquidity as more particularly described above, and will allow the Company to pursue additional financing, also as described above.

Net Tax Operating Loss Carryforwards

As of May 31, 2006, the Company had approximately $16,656,000 in net tax operating loss carryforwards which will expire at various dates through the year 2025. Federal tax law imposes restrictions on the use of net operating loss carryforwards in the event of a change in ownership, such as a merger. Due to the merger with Monitek, approximately $6,265,000 of the $16,656,000 net operating losses may be subject to these limitations and potentially may not be able to provide any economic benefit to the Company.

RESULTS OF OPERATIONS

On November 20, 2005, JJJ-RT, LLC ("JJJ-RT") assumed the operations of the former Regency Technologies, Ltd. ("Regency").

The Company currently has no active operation. Expenses shown on the Consolidated Statement of Operations include corporate administrative overhead only.

Investment in Regency Technologies, Ltd.:

Due to a change in control, the Company now accounts for its investment in JJJ-RT on the equity method. However, losses and distributions have exceeded the Company's investment in JJJ-RT. Accordingly, the Company has reflected such investments at zero. The Company's share of future losses in this investment will be suspended for book purposes. Furthermore the Company's share in future income will not be recognized until the aggregate of such income equals the aggregate of their suspended losses.

The net loss on disposal of Regency is the result of recognizing the net investment deficit in Regency as of November 20, 2005 as income to bring the value of the investment to zero and decreasing that gain by the forgiveness of inter-company debt as stated in the Contribution and Investment Agreement.

The following table sets forth certain summarized financial information of JJJ-RT, the Company's only investment, based upon the applicable financial statements, adjusted for accounting principles generally accepted in the United States of America. This information is for the five months ended May 31, 2006 and has not been audited or reviewed, among JJJ-RT, Regency, Regency Acquisition, LLC and the Company, dated November 20, 2005.

         BALANCE SHEET DATA                                            2006

 Current assets                                                     $   330,520
 Leasehold improvements                                                  14,774
 Other assets                                                               990
                                                                    -----------

      Total Assets                                                      346,284
                                                                    ===========

 Current Liabilities                                                    249,382

 Partners' Equity                                                        96,902
                                                                    -----------

      Total liabilities and partners' equity                        $   346,284
                                                                    ===========

STATEMENT OF INCOME DATA

      Revenues                                                      $ 1,759,533
                                                                    ===========

      Net income                                                    $   (97,604)
                                                                    ===========

CHANGES IN ACCOUNTING STANDARDS

New Accounting Standards - In November 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 151, "Inventory Costs," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material. This standard requires that such items be recognized as current-period charges. The standard also establishes the concept of "normal capacity" and requires the allocation of fixed production overhead to inventory based on the normal capacity of the production facilities. Any unallocated overhead must be recognized as an expense in the period incurred. This standard is effective for inventory costs incurred starting January 1, 2006. The Company does not believe the adoption of this standard will have a material impact on its consolidated financial statements.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets." This standard amended APB Opinion No. 29, "Accounting for Nonmonetary Transactions," to eliminate the exception from fair value measurement for nonmonetary exchanges of similar productive assets. This standard replaces this exception with a general exception from fair value measurement for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for all nonmonetary asset exchanges completed by the company starting January 1, 2006. The Company does not believe the adoption of this standard will have a material impact on its consolidated financial statements.

In December 2004, the FASB released a revised version of SFAS No. 123 (FASB
123R), "Accounting for Stock-Based Compensation." This statement supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. This statement amends and clarifies the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments and to recognize this cost over the vesting period or time period during which the employee is required to provide service in exchange for the reward. This statement is effective for the Company starting January 1, 2006. The Company does not expect the adoption of this statement to have a material impact on its financial statements.

In June 2005, the FASB released SFAS No. 154, "Accounting Changes and Error Corrections", a replacement of APB Opinion No. 20 and FASB Statement No. 3, to change the requirements for the accounting for and reporting of a change in accounting principle. This statement requires retrospective application to prior periods' financial statements of changes in an accounting principle, unless it is impracticable to determine either the period specific effects or the cumulative effect. If impracticable to determine period specific effects, this statement requires the new accounting principle to be applied to balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and a corresponding entry made to opening balance of retained earnings for that period. If it is impracticable to determine the cumulative effect to prior periods, the statement requires the new accounting principle to be applied from the earliest date practicable. This statement requires that a change in depreciation, amortization and depletion methods for long-lived assets be accounted for as a change in estimate affected by a change in accounting principle. Lastly, this statement carries forward guidance from Opinion 20 for reporting the correction of an error in previously issued financial statements and a change in accounting estimate. This standard is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not believe the adoption of this standard will have a material impact on its consolidated financial statements.

There have been no changes in or disagreements with accountants on any accounting and financial disclosures.

INTEREST OF CERTAIN PERSONS IN THE TRANSACTIONS

Mr. Kendall, the Company's Chairman, President and Treasurer, and Mr. Rubinstein, a nominee for Director, each have the interests in the transactions described under "Terms of the Transactions," set forth above.

HOUSEHOLDING

The SEC permits a single set of annual reports, proxy statements or information statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing costs. A number of brokerage firms have instituted householding. Only one copy of this information statement and the attached appendices will be sent to certain beneficial shareholders who share a single address, unless any shareholder residing at that address gave contrary instructions.

If any beneficiary shareholder residing at such an address desires at this time to receive a separate copy of this information statement and the attached appendices, or if any such shareholder wishes to receive a separate information statement, proxy statement or annual report in the future, the shareholder should provide such instructions to the Company by calling (216) 687-0289, or by writing to Sentex at 1801 East 9th Street, Suite 1510, Cleveland, Ohio 44114.

INFORMATION INCORPORATED BY REFERENCE

Upon written or oral request, we will furnish, without charge, to record and beneficial shareholders a copy of any of the documents referred to in this information statement or incorporated by reference. These documents will be provided by first class mail or other equally prompt means within one business day of the request. Please make your request to the address or phone number listed above.





By order of the Board of Directors,

/s/ Robert S. Kendall
-------------------------------
Robert S. Kendall, President
Cleveland, Ohio
[_______ ___, 2006]

INDEX TO EXHIBITS TO INFORMATION STATEMENT

Exhibit     Document
-------     --------

A Exclusive Distribution Agreement, dated July 19, 2006, by and between Security IT Vision, Inc. and Sentex Sensing Technologies, Inc.

B Share Issuance and Corporate Governance Agreement, dated July 19, 2006, by and among Sentex Sensing Technology, Inc., 1st Management Finance, Inc., Henrik Rubinstein, and Robert Kendall.

C Sentex Sensing Technology, Inc. Quarterly Report filed on Form 10-QSB, filed July 14, 2006.

D Sentex Sensing Technology, Inc. Annual Report for the year ending November 30, 2005, filed on Form 10-KSB/A, filed April 18, 2006.

E Sentex Sensing Technology, Inc. Annual Report for the year ending November 30, 2004, filed on Form 10-KSB/A, filed July 22, 2005.

F Sentex Sensing Technology, Inc. Annual Report for the year ending November 30, 2003, filed on Form 10-KSB, filed May 6, 2004.












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